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                                                                 EXHIBIT 2.2


                                   AGREEMENT


     Extended Stay America, Inc., (the "Company") hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted exhibit to the Agreement to Purchase Hotel dated as of June 21, 1996 among the Company, ESA 0996, Inc., Apartment Inn Partners/Gwinnett, L.P., and Rosa Dziewienski Pajonk.

                                           EXTENDED STAY AMERICA, INC.



                                           By: /s/ Robert A. Brannon
                                               _________________________
                                               Robert A. Brannon
                                               Senior Vice President and
                                               Chief Financial Officer

Dated: July 10, 1996